NUMBER
0

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

Sharp Performance Inc.

74,000,000 SHARES PAR VALUE $0.0001 EACH
COMMON STOCK

See Reverse for Certain Definitions

This is to Certify that ______________________ **is the owner of**

____

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
Sharp Performance Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

______________________ Secretary

______________________ President